UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2009

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 4, 2010, II-VI Incorporated (“II-VI”) filed a Current Report on Form 8-K reporting that II-VI had entered into a Merger Agreement, dated as of December 28, 2009, regarding Photop Technologies, Inc. (“Photop”). The information set forth under Item 1.01 of such Form 8-K is incorporated herein by reference.

In connection with the acquisition of Photop, II-VI issued approximately 1,146,000 shares of its common stock, no par value, to the former holders of the ordinary shares of Photop in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act with respect to the Photop shareholders residing within the United States and in reliance upon Regulation S promulgated under the Act with respect to the Photop shareholders residing outside the United States, based on representations made by each of the Photop shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: January 11, 2010	By:	/s/ FRANCIS J. KRAMER
Francis J. Kramer
President and Chief Executive Officer

Date: January 11, 2010	By:	/s/ CRAIG A. CREATURO
Craig A. Creaturo
Chief Financial Officer and Treasurer

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